UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 20, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 20, 2014, Platform Specialty Products Corporation (“Platform”) entered into a Share Purchase Agreement (the “Agreement”) with Nalozo S.à.r.l., a Luxembourg limited liability company (the “Seller”) pursuant to which Platform agreed to acquire Arysta LifeScience Limited, an Irish private limited company (“Arysta”), a leading global provider of crop solutions, with expertise in agrochemical and biological products (the “Arysta Acquisition”), for approximately $3.51 billion, consisting of $2.91 billion in cash, subject to working capital and other adjustments, and $600 million of new Series B convertible preferred stock of Platform (the “Series B Convertible Preferred Stock”).

The closing of the Arysta Acquisition is subject to the satisfaction or waiver of certain customary and other closing conditions for transactions of this type, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approvals of government authorities and antitrust authorities from certain non-U.S. jurisdictions.

The Agreement contains representations and warranties customary for transactions of this type.  However, no representations or warranties will survive the closing of the Arysta Acquisition, except for (i) the Seller’s representations with respect to its ownership of Arysta’s equity and its authority to enter into the Agreement and to consummate the Arysta Acquisition, and (ii) Platform’s representations with respect to its due organization, its authority to enter into the Agreement and to consummate the Arysta Acquisition, and its solvency immediately following the closing of the Arysta Acquisition.

The Seller has also agreed to various customary covenants and agreements regarding Arysta, including the Seller’s covenants to cause Arysta and its subsidiaries, during the period between the execution of the Agreement and the closing of the Arysta Acquisition, (A) to conduct their business in the ordinary course of business consistent with past practices and procedures, and (B) without the prior written consent of Platform (which consent will not be unreasonably withheld, conditioned or delayed), among other things, (i) not to make any amendments to the organizational documents of any of Arysta’s subsidiaries in a manner adverse to Platform in any material respect, (ii) not to purchase any securities or make any material investment in any person, or otherwise acquire direct or indirect control over any Person, (iii) not to incur, assume or guarantee any indebtedness as defined in the Agreement, except for borrowings under Arysta’s existing credit facilities in the ordinary course of business, (iv) not to sell, transfer, lease, sublease or otherwise dispose of any properties or assets other than immaterial assets or properties in the ordinary course of business, (v) not to amend or otherwise modify or terminate (other than allowing expiration according to its scheduled term) any of its material contracts other than in the ordinary course of business and (vi) not to engage in or take certain other kinds of transactions or actions during such period, as more fully described in the Agreement. Platform covenants, among other things, (A) during the period between the execution of the Agreement and the closing of the Arysta Acquisition, not to (i) acquire or agree to acquire, including by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, any business of any person or business organization if such acquisition or proposed acquisition could reasonably be expected to (a) delay any authorization from any governmental antitrust authority necessary to complete the Arysta Acquisition, (b) delay or adversely affect Platform’s ability to obtain debt financing in connection with the Arysta Acquisition or (c) delay or prevent the consummation of the Arysta Acquisition, (ii) amend, alter or repeal any of its organizational documents if such amendment, alteration or repeal would be adverse to the Seller in any material respect, (iii) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any of its equity interests, except in respect of Platform’s Series A preferred stock and (iv) authorize or create any shares of any class or series of stock of Platform ranking senior to or on parity with the Series B Convertible Preferred Stock with respect to the payment of dividends, redemption or the distribution of assets upon any liquidation, dissolution or winding up of Platform, and (B) to reserve for issuance a sufficient number of shares of common stock of Platform for issuance upon conversion of the Series B Convertible Preferred Stock.

The Series B Convertible Preferred Stock may be converted into such number of shares of common stock of Platform as is determined by dividing a $1,000 liquidation preference by a conversion price of $27.14. Platform has also agreed to enter into a registration rights agreement with the Seller pursuant to which Platform would be obligated to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register the resale of the shares of common stock of Platform issuable upon conversion of the Series B Convertible Preferred Stock. The forms of the certificate of designations for the Series B Preferred Stock and the registration rights agreement are attached as Exhibits A and B, respectively, to the Agreement, and are incorporated herein by reference.

The Agreement also contains customary provisions governing circumstances under which the parties may terminate the Agreement, including the right of Platform or the Seller, as the case may be, to terminate the Agreement if the transactions contemplated therein have not been consummated on or before June 1, 2015, subject to certain conditions and subject to extension to August 3, 2015 if certain regulatory approvals have not been obtained.  Neither Platform nor the Seller is responsible for a termination fee in any event.

The Arysta Acquisition is expected to be funded through a combination of cash on hand, debt, seller financing and possible other financings and is expected to close in the first quarter of 2015.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibits 2.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
2.1
Share Purchase Agreement, dated October 20, 2014, between Nalozo S.à.r.l. and Platform Specialty Products Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Share Purchase Agreement have been omitted. Platform agrees to provide a copy of any such omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

October 21, 2014	By:	/s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
2.1
Share Purchase Agreement, dated October 20, 2014, between Nalozo S.à.r.l. and Platform Specialty Products Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Share Purchase Agreement have been omitted. Platform agrees to provide a copy of any such omitted schedule to the SEC upon request.